Exhibit 99.B(i)(2)

1290 AVENUE OF THE AMERICAS NEW YORK, NY 10104-0050 TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900 WWW.MOFO.COM

MORRISON & FOERSTER LLP

NEW YORK, SAN FRANCISCO,
LOS ANGELES, PALO ALTO,
SACRAMENTO, SAN DIEGO,
DENVER, NORTHERN VIRGINIA,
WASHINGTON, D.C.

TOKYO, LONDON, BRUSSELS,
BEIJING, SHANGHAI, HONG KONG,
SINGAPORE

December 31, 2013

The Victory Portfolios
3435 Stelzer Road
Columbus, Ohio 43219

Re:                             The Victory Portfolios
Post-Effective Amendment No. 107
File No. 33-8982; ICA No. 811-4852

Mesdames and Gentleman:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 107 to Registration Statement No. 33-8982 and to the incorporation of our opinions dated October 24, 2012 and February 27, 2013.

Sincerely,

/s/Morrison & Foerster LLP

Morrison & Foerster LLP